UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 21, 2026

PARKE BANCORP, INC.
(Exact name of Registrant as specified in its Charter)

New Jersey	0-51338	65-1241859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Delsea Drive, Washington Township, New Jersey	08080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 256-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.10 per share	PKBK	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

PARKE BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 21, 2026, the Company held its annual meeting of shareholders at which the following items were voted on.

(1)	Election of Directors for three-year terms
Nominee	For	Withheld	Broker Non-Votes

Vito S. Pantilione	6,879,495	76,162	1,861,507
Dr. Edward Infantolino	4,962,672	1,992,985	1,861,507
Elizabeth A. Milavsky	6,888,346	67,310	1,861,507
			_

There were no abstentions in the election of directors.

(2)	Ratification of appointment of S.R. Snodgrass, P.C. as independent auditor for the fiscal year ending December 31, 2026.
For	Against	Abstain	Broker Non-Votes
8,775,913	17,708	23,542	-
_________	_______	________	_______
(3)	The approval of the advisory (non-binding) proposal regarding our executive compensation.
For	Against	Abstain	Broker Non-Votes
6,335,958	409,021	210,678	1,861,507
_________	_______	________	_______
(4)	That an advisory vote on executive compensation shall occur every one, two or three years.

	Number of Votes	Percentage of Votes Cast
ONE YEAR	3,953,415	56.90%
TWO YEARS	433,474	6.24%
THREE YEARS	2,366,650	34.06%
ABSTAIN	194,612	2.80%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKE BANCORP, INC.

Date: April 24, 2026	By:	/s/ Jonathan D. Hill
Jonathan D. Hill
Senior Vice President and
Chief Financial Officer
(Duly Authorized Representative)